UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2012

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2). below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2012, SunLink Health Systems, Inc. (“SunLink” or the “Company”) repaid the outstanding debt balances, accrued interest and fees due under the Company’s senior credit facility (“Facility”) with Chatham Credit Management, LLC, (“Chatham”) which were due January 1, 2013 and the Facility was terminated. Approximately $4,931,000 of revolving loan debt, $162,000 of term debt and $73,000 of fees and expenses were paid. The Company used a portion of the approximately $9,800,000 proceeds from the sale of substantially all of the assets and the leasehold interest of its Dexter Hospital, LLC, which closed on December 31, 2012, for the payment to Chatham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: January 4, 2013

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